Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GLOBAL NET LEASE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Equity	Preferred Stock, $0.001 par value per share(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Depository Shares(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Debt	Debt Securities(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Stock Purchase Contracts(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Warrants(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Guarantees(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Units(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A				N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A		N/A		N/A		N/A	N/A	N/A	N/A
	Total Offering Amounts											N/A
	Total Fees Previously Paid											N/A
	Total Fee Offsets											$58,410	(4)
	Net Fee Due											N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A		N/A		N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A		N/A		N/A	N/A
Rule 457(p)
Fees Offset Claims	Global Net Lease, Inc.	S-3ASR	333-234631	November 12, 2019		$58,410	(4)	Unallocated (Universal) Shelf		(4)		(4)	$450,000,000
Fees Offset Sources	Global Net Lease, Inc.	S-3ASR	333-234631		November 12, 2019										(2)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee.

(3)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices.

(4)	The registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $700,000,000, including $500,000,000 of shares of common stock, $0.01 par value per share (“Common Stock”) and $200,000,000 of shares of 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-234631) filed with the Securities and Exchange Commission on November 12, 2019 (the “Prior Registration Statement”). As of the date of this registration statement, the registrant sold an aggregate of $250,000,000, including $218,000,000 of Common Stock and $32,000,000 of Series B Preferred Stock, representing $28,296.40 and $4,153.60 in registration fees, respectively, of such securities under the Prior Registration Statement, leaving the balance of $282,000,000 of Common Stock and $168,000,000 of Series B Preferred Stock, for an aggregate of $450,000,000, representing $36,603.60 and $21,806.40 in registration fees for the Common Stock and Series B Preferred Stock, respectively, for an aggregate of $58,410, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $58,410 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to these securities included in this registration statement, and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.